UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 26, 2018
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street
San Jose, CA 95002
(Address of principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation of Principal Executive Officer.

On December 26, 2018, the Board of Directors of TiVo Corporation (“TiVo” or the “Company”) approved amendments to the existing compensation and related employment arrangements entered into between the Company and Raghavendra Rau as of July 23, 2018. These amendments were entered into in connection with the extension of Mr. Rau’s tenure as the Company’s interim President and Chief Executive Officer.

Amended Offer Letter with Mr. Rau

The Company entered into an Amended Offer Letter agreement with Mr. Rau dated December 27, 2018 (the “Amended Offer Letter”), a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Amended Offer Letter, (i) Mr. Rau remains employed on an “at-will” basis, (ii) Mr. Rau’s annual base salary, eligibility to participate in the Senior Executive Company Incentive Plan and, except as described below, eligibility to receive Company benefits, remain the same as provided under his original offer letter dated July 23, 2018 which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2018; and (iii) in light of the interim nature of Mr. Rau’s role, he will continue to be reimbursed for his travel and housing expenses in travelling from his home and working at the Company’s San Jose offices. During this extension of his employment period, the cash portion of Mr. Rau’s director compensation will not be paid with respect to such time period.

TiVo also will grant Mr. Rau, on January 2, 2019, consistent with the Company’s equity award grant policy, a restricted stock unit award with a total value of $2,000,000 (the “2019 RSU”).

The number of units underlying the restricted stock unit award will be determined based on the closing price of TiVo’s common stock on December 31, 2018. The restricted stock unit award shall be subject to a quarterly vesting schedule, with one-fourth (1/4th) of the units vesting each three months after the grant date. Except as discussed below in the event of certain termination events, the vesting of the restricted stock unit award is conditioned in each case on Mr. Rau remaining in employment as the CEO of the Company through the applicable vesting date. The restricted stock unit award will be granted pursuant to the Rovi Corporation 2008 Equity Incentive Plan, as amended. The restricted stock award will also provide that Mr. Rau not publicly resell any shares underlying the award during his tenure as the CEO of the Company.

In the event the Company terminates Mr. Rau’s employment during 2019 without Cause (as defined in the Amended Severance Agreement (defined below)) or Mr. Rau resigns his employment with the Company during 2019 because (i) the Company hires a new CEO or (ii) a Change in Control (as defined in the Amended Severance Agreement) occurs, then subject to certain obligations required of Mr. Rau, including the execution, delivery and non-revocation of a release of claims against the Company, Mr. Rau will be eligible for a payment equal to a pro rated 2019 Annual Incentive reflecting the portion of the 2019 fiscal year during which you served as Interim CEO, subject to a minimum payment of 50% of his target 2019 Annual Incentive (assuming full performance but no over-performance), to be paid subject to standard deductions and withholdings on the 60th day following his Separation from Service (as defined in the Amended Severance Agreement).

In the event Mr. Rau’s employment ends for any reason during 2019, then subject to his timely election of continued health insurance coverage under COBRA, and subject to certain obligations required of Mr. Rau, including the execution, delivery and non-revocation of a release of claims against the Company, the Company will pay Mr. Rau’s COBRA premiums through the earlier of (i) December 31, 2019 or (ii) the date Mr. Rau becomes eligible for health insurance coverage through a new employer.

The foregoing description of the Amended Offer Letter is a summary and is qualified in its entirety by reference to the copy of the Amended Offer Letter attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amended and Restated Severance Agreement with Mr. Rau

The Company also entered into an Amended and Restated Executive Severance and Arbitration Agreement (the “Amended Severance Agreement”) with Mr. Rau dated December 27, 2018. A copy of the Amended Severance Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference. Capitalized terms below are defined in the Amended Severance Agreement.

The Amended Severance Agreement provides, among other things, for payments to Mr. Rau under certain conditions as follows:

Payments for Certain Termination Events

If, at any time, the Company terminates Mr. Rau’s employment without Cause and other than as a result of Mr. Rau’s death or Disability (a “Qualifying Termination”), then subject to certain obligations required of Mr. Rau, including the execution, delivery and non-revocation of a release of claims against the Company: (i) the Company will accelerate the vesting of the 2019 RSU and the restricted stock unit award granted to Mr. Rau in August 2018 in connection with his appointment as the Company’s interim President and Chief Executive Officer (the “2018 RSU”) (if either award is outstanding and unvested as of the date of termination), with such acceleration to be effective as of the 90th day following the termination date.

If, during 2019, the Company hires a new CEO and Mr. Rau voluntarily chooses to resign his employment in connection with that hiring, then subject to certain obligations required of Mr. Rau, including the execution, delivery and non-revocation of a release of claims against the Company, Mr. Rau will be entitled to receive fully accelerated vesting of the 2018 RSU and the 2019 RSU (if outstanding and unvested as of the date of such termination), with such acceleration to be effective as of the 90th day following Mr. Rau’s Separation from Service.

Change in Control

In the event Mr. Rau experiences a Qualifying Termination either one (1) month prior to or one (1) year following the effective date of a Change in Control, then subject to certain obligations required of Mr. Rau, including the execution, delivery and non-revocation of a release of claims against the Company, Mr. Rau will be eligible to receive severance in an amount equal to one (1) year of Mr. Rau’s then-current base salary, to be paid in a lump sum, subject to standard deductions and withholdings, on the 60th day following Mr. Rau’s Separation from Service.

In the event that a Change in Control of the Company occurs and either the 2018 RSU and/or the 2019 RSU (if either award is outstanding and unvested as of the date of such Change in Control) is not assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or substituted for by a similar award covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares, then effective and contingent upon such Change in Control occurring, Mr. Rau shall be entitled to receive fully accelerated vesting of such restricted stock unit awards, as applicable.

The foregoing description of the Amended Severance Agreement is a summary and is qualified in its entirety by reference to the copy of the Amended and Restated Executive Severance and Arbitration Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

       The following exhibits are filed with this report on Form 8-K:

Exhibit Number
10.1	Amended Offer Letter to Raghavendra Rau dated December 27, 2018
10.2	Amended and Restated Executive Severance and Arbitration Agreement with Raghavendra Rau dated December 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
December 31, 2018		Pamela Sergeeff
Executive Vice President & General Counsel